UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 26, 2017

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

On January 26, 2017, Johnson & Johnson, Cilag Holding AG, a Swiss corporation and wholly owned subsidiary of Johnson & Johnson (the “Bidder”), and Janssen Holding GmbH, a Swiss corporation and wholly owned subsidiary of Johnson & Johnson (the “Offeror”), entered into a Transaction Agreement (the “Transaction Agreement”) with Actelion Ltd, a Swiss corporation (“Actelion”).  Concurrently with the execution of the Transaction Agreement, Johnson & Johnson, the Bidder and Actelion (and affiliates thereof, as applicable) entered into a Demerger Agreement (the “Demerger Agreement”) and certain other ancillary agreements.

The Offeror has agreed to launch an all-cash tender offer in Switzerland to acquire all of the outstanding, publicly held shares, nominal value CHF0.50 per share (the “Shares”), of Actelion for USD280 per Share (the “Offer”).  The Offer is combined with the demerger of Actelion’s drug discovery operations and early-stage clinical development assets into a newly created Swiss biopharmaceutical company (“R&D NewCo”), with the shares of R&D NewCo being distributed to Actelion shareholders immediately prior to the consummation of the Offer and listed on the SIX Swiss Exchange.

The Offer

Pursuant to the terms of the Transaction Agreement, the Offeror has agreed to commence a cash tender offer for all of the publicly held Shares of Actelion for a purchase price of USD280 per Share.

The obligation of the Offeror to consummate the Offer is subject to customary closing conditions, including the tender of more than two-thirds of the Shares into the Offer, clearance by relevant merger control authorities and the absence of a material adverse effect with respect to Actelion.  The consummation of the Offer is also subject to the approval by Actelion’s shareholders of the distribution of all the shares of R&D NewCo by way of a dividend in kind to the Actelion shareholders (the “Distribution”) at a meeting of Actelion shareholders to be called for this purpose, as well as the approval of the shares of R&D NewCo for listing by the regulatory board of the SIX Swiss Exchange.

Following successful completion of the Offer, if the Offeror has acquired at least 90% of the outstanding Shares, it intends to acquire any untendered shares pursuant to a short-form merger in accordance with Swiss law. If the Offeror has acquired more than 98% of the outstanding Shares, it intends to acquire any untendered shares pursuant to a squeeze-out procedure under Swiss takeover regulation.

The parties have made certain covenants in the Transaction Agreement, including Actelion agreeing, subject to certain exceptions, (i) that the Actelion board of directors will issue a report to Actelion’s shareholders endorsing and recommending the acceptance of the Offer, (ii) to convene a shareholder meeting promptly following the expiration of the main offer period and use reasonable best efforts to procure shareholder approval of the Distribution, and (iii) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.  Actelion has also made customary representations and warranties.

The Transaction Agreement contains certain termination rights for both Johnson & Johnson and Actelion, and further provides that, upon termination of the Transaction Agreement under certain circumstances, Actelion may be obligated to pay Johnson & Johnson a fee as a partial reimbursement of Johnson & Johnson’s costs.

In connection with the Offer, Jean-Paul Clozel, one of Actelion’s founders and its chief executive officer, entered into a Tender Undertaking (the “Tender Undertaking”) with the Offeror, pursuant to which he has agreed, subject to certain exceptions, (i) to tender all of his Shares into the Offer, (ii) to vote his Shares in favor of, among other things, the Distribution, and (iii) not to vote his shares in favor of any action, agreement or transaction that could frustrate, prevent, delay, or adversely affect the consummation of the Offer.

The Transaction Agreement and the above description of the Transaction Agreement have been included to provide investors with information regarding the terms of the Transaction Agreement.  It is not intended to provide any other factual information about Johnson & Johnson, Actelion or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Transaction Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Transaction Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by Johnson & Johnson or Actelion.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Johnson & Johnson, Actelion or any of their respective subsidiaries, affiliates or businesses.

A copy of the Transaction Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Transaction Agreement is qualified in its entirety by reference to the full text of the Transaction Agreement.

The Demerger

As part of the overall transaction, Johnson & Johnson, the Bidder and Actelion entered into the Demerger Agreement, pursuant to which a new company comprising Actelion’s drug discovery operations and early-stage clinical development assets (and associated liabilities) will be created and separated (the “Demerger”) into a standalone Swiss biopharmaceutical company, R&D NewCo.  The shares of R&D NewCo, will be distributed to Actelion’s shareholders as a dividend in kind immediately prior to the closing of the Offer and will be listed on the SIX Swiss Exchange.  Immediately following the Demerger, R&D NewCo will have cash of CHF1 billion, CHF420 million of which will be funded from cash on hand of Actelion, and CHF580 million of which will be funded by an affiliate of Johnson & Johnson by way of a convertible note facility with a tenor of ten years.  An affiliate of Johnson & Johnson will initially hold 16% of the shares of R&D NewCo and will have the right to an additional 16% of R&D NewCo equity through the convertible note.

In connection with these transactions, Johnson & Johnson and its affiliates, as applicable, have agreed to enter into certain other ancillary agreements, including a collaboration agreement whereby an affiliate of Johnson & Johnson will receive an option on ACT-132577, a product within R&D NewCo being developed for resistant hypertension, currently in phase 2 clinical development, and a senior line of credit to be made available to R&D NewCo to fund operating expenses.

Johnson & Johnson and Actelion issued a joint press release on January 26, 2017, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement, dated as of January 26, 2017, among Johnson & Johnson, Cilag Holding AG, Janssen Holding GmbH and Actelion Ltd*

99.1	Joint Press Release announcing the Offer and the Demerger, dated as of January 26, 2017

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: February 1, 2017	By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III
Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated as of January 26, 2017, among Johnson & Johnson, Cilag Holding AG, Janssen Holding GmbH and Actelion Ltd*

99.1	Joint Press Release announcing the Offer and the Demerger, dated as of January 26, 2017

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.